EXHIBIT 4.1
-----------
(Arvida)

                     AMENDMENT TO CREDIT AGREEMENT
                     -----------------------------


     THIS AMENDMENT TO CREDIT AGREEMENT ("Amendment"), having an effective date of the 1st day of September, 1998, by and between ARVIDA/JMB PARTNERS, L.P., a Delaware limited partnership, ARVIDA/JMB PARTNERS, a Florida general partnership, ARVIDA GRAND BAY LIMITED PARTNERSHIP IV, a Delaware limited partnership, THE AOK GROUP, a Florida general partnership, METRODRAMA JOINT VENTURE, a Florida general partnership, SOUTHEAST FLORIDA HOLDINGS, INC., an Illinois corporation, GULF AND PACIFIC COMMUNICATIONS LIMITED PARTNERSHIP, a Delaware limited partnership and WESTON HILLS COUNTRY CLUB LIMITED PARTNERSHIP, a Delaware limited partnership (jointly and severally, "Borrowers"), having an address of 900 North Michigan Avenue, Chicago, Illinois 60611 and BARNETT BANK, N.A., as Agent for the Lenders and as Lender, a national banking association, having an address of One East Broward Boulevard, Fort Lauderdale, Florida 33301 ("Resigning Agent") and joined in by all other Lenders as of the original execution date of the Credit Agreement ("Other Original Lenders").


                               RECITALS:

           (A) On July 31, 1997, Resigning Agent, the Other Original Lenders and Borrowers entered into a Credit Agreement ("Credit Agreement") as to a SEVENTY-FIVE MILLION DOLLARS ($75,000,000) Term Loan, a TWENTY MILLION DOLLARS ($20,000,000) Revolving Line of Credit and a FIVE MILLION DOLLARS ($5,000,000) Letter of Credit Facility (collectively "Loans").

           (B) Borrowers have applied to Lenders for modification of the Credit Agreement primarily (among other modifications) in order to (i) effect a change in the Agent from Barnett Bank, N.A. as Resigning Agent to First Union National Bank ("Successor Agent" or "First Union"); and (ii) effect a change in the composition of the Lenders and in the Committed Shares of the remaining Lenders.

           (C) Borrowers, Resigning Agent and Successor Agent intend to enter into this Amendment in order to amend the Credit Agreement accordingly, joined in by the Other Original Lenders.

     NOW THEREFORE, in consideration of the sum of TEN DOLLARS ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as well as the mutual covenants herein contained, the parties hereto agree as follows:

     1. RECITALS. The above recitals are true and correct and are incorporated herein by this reference.

     2. CAPITALIZED TERMS. Capitalized terms not defined herein shall have the meaning ascribed to them in the Credit Agreement.

     3.    ASSIGNMENT, RESTATEMENT, CONSOLIDATION AND BIFURCATION OF
NOTES.   Simultaneously with the execution of this Amendment, Barnett Bank,
N.A., BankBoston, N.A. and Bank United have assigned their respective Term Loan Promissory Notes, Line of Credit Promissory Notes and the Demand Note Letter of Credit Line Promissory Notes to First Union. As of the date hereof, Resigning Agent and BankBoston, N.A. shall no longer be Lenders and each shall be repaid the full balance of their respective actual Committed Shares under the Loans (together with all accrued but unpaid interest thereon) and Resigning Agent shall be paid all Facility Fees otherwise due and owing to it as well as any due and owing administrative fees and other amounts due and owing to Resigning Agent in its former capacity as Agent.

           First Union has consolidated all such Term Loan Promissory
Notes with the Term Loan Promissory Note originally in favor of First Union into a Consolidated and Restated Term Loan Note executed by Borrowers in the original principal amount of $49,000,000 dated as of even date herewith. First Union has consolidated all such Line of Credit Promissory Notes with the Line of Credit Promissory Note originally in favor of First Union into a Consolidated and Restated Line of Credit Promissory Note executed by Borrowers in the original principal amount of $20,000,000 dated as of even date herewith. First Union has consolidated all such Demand Note Letter of Credit Line Promissory Notes with the Demand Note Letter of Credit Line Note originally in favor of First Union into a Consolidated and Restated Demand Note Letter of Credit Promissory Note executed by Borrowers in the original principal amount of $5,000,000 dated as of even date herewith.

           The Consolidated and Restated Term Loan Promissory Note, the Consolidated and Restated Line of Credit Promissory Note, and the Consolidated and Restated Demand Note Letter of Credit Line Promissory Note (collectively, "Consolidated Notes") have been bifurcated by Borrowers executing Bifurcation of Note Agreements dated of even date herewith, bifurcating each of the three Consolidated Notes into two promissory notes (for a total of 6 promissory notes). Of the two notes created by each Bifurcation of Note Agreement, First Union has retained the promissory note in the amount of its Committed Share, as modified below, so that First Union is the holder of a Renewal Term Loan Promissory Note in the original principal amount of $30,200,000, a Renewal Line of Credit Promissory Note in the original principal amount of $12,320,000 and a Renewal Demand Note Letter of Credit Line Promissory Note in the amount of $3,080,000, all executed by Borrowers as of even date hereof (collectively, "First Union Notes"). First Union has assigned the other three (3) promissory notes created by bifurcation to Bank United in the amount of its Committed Share, as modified below. Borrower has executed renewal promissory notes in favor of Bank United so that Bank United is the holder of a Renewal Term Loan Promissory Note in the original principal amount of $18,800,000, a Renewal Line of Credit Promissory Note in the amount of $7,680,000 and a Renewal Demand Note Letter of Credit Line Promissory Note in the amount of $1,920,000, all executed by Borrowers as of even date hereof (collectively, "Bank United Notes").

     4. REVISIONS TO CREDIT AGREEMENT. Effective as of the date of this Amendment, the Credit Agreement shall be modified specifically as follows:

          1. Section 1.1.25 of the Credit Agreement is amended so that the Committed Shares of First Union and Bank United in each of the Loans shall be as described on Revised Schedule 1.1.25 as attached hereto.

          2. Section 1.1.44 of the Credit Agreement is amended to provide that the term "Lenders" shall mean collectively Bank United, a Federal savings bank and First Union National Bank, a national banking association, each a Lender. Subject to the provisions set forth below in this Paragraph 4 and in Paragraph 9 hereof: (i) as of the date hereof, BankBoston, N.A. and Barnett Bank, N.A. are no longer Lenders; and (ii) BankBoston, N.A. and Barnett Bank, N.A. are hereby released and discharged from all of their obligations as Lenders under the Credit Agreement and the other Loan Documents, provided that each of BankBoston, N.A. and Barnett Bank, N.A. shall retain its rights to be indemnified pursuant to all provisions of the Loan Documents pursuant to which the Borrowers have agreed to indemnify the Lenders (including, without limitation, Section 12 of this Amendment), in each case with respect to any claims or actions arising prior to the date hereof.
 .

          3. Section 1.1.57 of the Credit Agreement is amended to provide that the term "Notes" shall mean the First Union Notes and the Bank United Notes.

          4. Section 1.1.72 of the Credit Agreement is deleted, and any further references in the Credit Agreement to Super-Required Lenders shall be deleted as well so that any reference to Super-Required Lenders shall be construed as requiring no approval greater than that of the Required Lenders as defined in Section 1.1.66 of the Credit Agreement.

          5. Section 2.2.2 of the Credit Agreement is amended to reflect that Requests for Advances shall be sent to:

                      First Union National Bank
                      5581 West Oakland Park Blvd., 2nd Floor
                      Lauderhill, Florida 33313
                      Attn: Portfolio Management Site Manager

          6. Section 2.3.2 of the Credit Agreement is amended to reflect that requests for issuance of a Letter of Credit shall be sent to:

                      First Union National Bank
                      5581 West Oakland Park Blvd., 2nd Floor
                      Lauderhill, Florida 33313
                      Attn: Portfolio Management Site Manager

          7. Section 2.4.1 of the Credit Agreement is amended to provide that the place of payment of all payments of principal, interest, Facility Fees, late fees, expenses and other amounts made by or on behalf of the Borrowers pursuant to the Credit Agreement, the Notes and the other Loan Documents shall be as follows:

                      First Union National Bank
                      301S.  College Street
                      TW-6
                      Charlotte, North Carolina 28288-0166
                      Attn: Jane Hurley (704) 383-3812

                      Wiring Instructions:

                      First Union National Bank
                      301 South College Street
                      TW-6
                      Charlotte, North Carolina 28288-0166
                      ABA #053000219
                      Account No.465906 0010352
                      BNF:  Arvida
                      Attn:  Jane Hurley

          8. Section 2.10.3 of the Credit Agreement as to Notices is amended as provided in Paragraph 10 of this Amendment.

          9. Section 6.16 of the Credit Agreement dealing with Operating Accounts of the Borrowers is amended to delete the reference to Barnett Bank, N.A. and substitute First Union National Bank.

     5. REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES BY BORROWERS. Except as to Sections 4.3.2 and 4.17.12 which shall not be subject to being reaffirmed as of the date hereof (as provided in Section 6.6.4) and except for date specific representations and warranties which shall be deemed reaffirmed and updated as of the date hereof only if listed on the attached index of updated Schedules, Borrowers hereby reaffirm each of the representations and warranties made by Borrowers in Section 4 of the Credit Agreement and Borrowers represent and warrant to Lenders that all such representations and warranties are true, correct and complete on and as of the date hereof. Borrowers hereby release Lenders and hold Lenders harmless from any cause or causes of action which Borrowers have or could have against Lenders relating to the Loan Documents or the indebtedness evidenced and secured thereby until the date hereof. To the knowledge of Borrowers, there currently exists, as of the date hereof, no breach or default or event of default or event, that, with the passage of time or the giving of notice or both, would constitute a breach or default or an event of default under the Credit Agreement or Loan Documents, or constitute a failure of a condition precedent to the continued effect of the Commitments or to the funding of Advances or the issuance of any Letters of Credit pursuant to the Credit Agreement.

     6. CONDITIONS TO BE SATISFIED BY BORROWERS. Notwithstanding any other provision of this Amendment or the Credit Agreement to the contrary and without affecting in any manner the rights of the Agent or any Lender hereunder, the Agent and all Lenders shall not be obligated to make any further Advances or to issue any further Letters of Credit or take or perform any other action under the Credit Agreement until the following conditions have been fulfilled to the satisfaction of the Agent [and, to the extent hereinbelow specified, of the Lenders]:

          1. On or prior to the date hereof, Agent and Lenders have received this Amendment duly executed and the other Loan Documents described on Revised Schedule 5.1.3, all in form and substance satisfactory to Agent and the Lenders, together with all other documents required hereunder or otherwise reasonably required by Agent to be executed and delivered or otherwise provided by Agent.

          2. Borrowers have delivered to Agent an Endorsement to the Mortgagee Title Insurance Policy No. 82-03-021373 issued by Lawyers Title Insurance Corporation and changing the name of the Agent to First Union National Bank. Borrowers have delivered to Agent current Ownership and Encumbrance Reports on all property comprising the Mortgaged Properties.

          3. Borrowers shall have delivered to Agent Certificates of Good Standing and Authority To Do Business for each corporate and limited partnership Subsidiary and Affiliate which is a Borrower or whose ownership interests are to be assigned to Agent hereunder and, where applicable, for each of their respective general partners, from the states of their respective formation and qualification, certified by the Secretaries of State of each such state and those documents listed in 5.1.6.2, 5.1.6.3 and
5.1.6. 4 of the Credit Agreement, updated as appropriate to reflect current status (except for those entities which are no longer in existence as a result of ceasing to do business as of the date hereof).

          4. Borrowers shall have delivered to the Agent updated Opinions of Counsel as set forth in 5.1.7.1 and 5.1.7.2 of the Credit Agreement.

          5. Borrowers shall have furnished Agent proof of payment of real property and personal property taxes for 1997 against each of the Mortgaged Properties and the other Collateral.

          6. Borrowers shall have furnished UCC-11 searches and other evidence satisfactory to Agent as to the status of liens with respect to any of the Mortgaged Properties or other Collateral.

          7. Borrowers shall have delivered to Agent updated Schedules to the Credit Agreement as appropriate to reflect the status of the Schedules as of the date hereof.

          8. Borrowers shall have delivered to Agent evidence satisfactory to Agent that Borrowers have obtained all consents and acknowledgments of all persons whose consents and acknowledgments may be required in connection herewith.

          9. Borrowers shall have made payment in immediately available funds to Agent for its account and the account of the Lenders, as the case may be, of all Facility Fees and all other fees, costs and expenses incurred in connection with this Amendment, including, without limitation, legal counsel to Agent.

          10. Borrowers shall have furnished to Agent current evidence of insurance in the form and content otherwise required in the Credit Agreement.

          11.    All financial covenants of Borrowers specified in Section
6.13 of the Credit Agreement are currently maintained by the Borrowers. Borrowers acknowledge and agree that as of the date hereof, Borrowers have no offsets, defenses or counterclaims as to any of the Loans, the Loan Documents or the Obligations evidenced and secured thereby.

          12.    THIS PARAGRAPH INTENTIONALLY DELETED.



          13. First Union, as Agent, reserves the right to accept any Additional Property acquired by Borrowers as Collateral for the Obligations since July 31, 1997, notwithstanding the completion of the modifications referred to in Recital (B) hereof has occurred.

     7.    RESIGNATION BY BARNETT BANK, N.A. AS AGENT AND APPOINTMENT OF
FIRST UNION NATIONAL BANK AS AGENT.   Section 10.1 of the Credit Agreement
is amended to provide that Barnett Bank, N.A. hereby resigns its rights and obligations as Agent under the Credit Agreement in accordance with Section
10.7 of the Credit Agreement. First Union is hereby duly appointed as Agent and First Union hereby accepts appointment as Agent. All Original Lenders and Borrowers hereby reaffirm Section 10.7 of the Credit Agreement which provides that as to Barnett Bank, N.A. resigning as Agent, the provisions of Section 10 of the Credit Agreement (including, without limitation, Sections 10.1.1, 10.1.4, 10.2, 10.4, 10.5, 10.10.1 and 11.7 of
the Credit Agreement) shall survive its resignation as Agent and continue to be in effect for its benefit in respect of any actions taken or admitted to be taken by Barnett Bank, N.A. while it was acting as Agent.

     8. ASSIGNMENT OF RIGHTS AND OBLIGATIONS AS AGENT. Barnett Bank, N.A. hereby assigns all its right, title and interest in and to the following unrecorded documents as "Agent" (and as to documents, d., f. and g. below as "Proxy Holder") to First Union National Bank (and First Union National Bank hereby accepts) such assignment (simultaneously herewith, Barnett Bank, N.A. and BankBoston, N.A. each are executing in favor of First Union an Absolute Assignment of Mortgages and Other Documents to be recorded in various Public Records):

          1.     Security Agreement dated July 31, 1997 executed by
Borrowers;





                   [SPACE INTENTIONALLY LEFT BLANK]

          2. Collateral Assignment of Construction Contracts dated July 31, 1997 executed by Borrowers;
          3. Subordination and Intercreditor Agreement dated July 31, 1997 executed by Borrowers;
          4. Limited Partnership Pledge Agreement dated July 31, 1997 executed by Arvida/JMB Partners, L.P.;
          5. Stock Pledge Agreement dated July 31, 1997 executed by Arvida/JMB Partners, L.P.;
          6. General Partnership Pledge Agreement dated July 31, 1997 executed by Arvida/JMB Partners, L.P.; and
          7. General Partnership Pledge Agreement dated July 31, 1997 executed by Arvida/JMB Partners, L.P.

     9. ASSIGNMENT OF RIGHTS AND OBLIGATIONS AS LENDER. Effective on and as of the date of this Amendment, each of BankBoston, N.A. and Barnett Bank, N.A. (each an "Assignor" and together the "Assignors") hereby irrevocably sells, transfers and assigns to First Union National Bank (the "Assignee"), without recourse, and the Assignee hereby purchases and acquires from each of the Assignors, respectively, all of such Assignor's right, title and interest in and to the Term Loan Promissory Notes, Line of Credit Promissory Notes, Demand Note Letter of Credit Line Promissory Notes, the Loans and all other obligations of the Borrower under and in respect of the Credit Agreement and each of the other Loan Documents (collectively, the "Assigned Rights") and Assignee hereby assumes all obligations accruing as of the date of this Amendment arising from the Assigned Rights. Upon the execution of this Amendment by the parties hereto, as full consideration for the sale, transfer and assignment by the Assignors to the Assignee of the Assigned Rights, the Assignee shall pay to the Assignors, respectively, the amount of all obligations owing to such Assignor in respect of the Assigned Rights as set forth more fully in the Lender's Estoppel Certificate executed and delivered by such Assignor to the Assignee and the Borrowers in connection with this Amendment, in each case in immediately available funds, by wire transfer of that amount as instructed by such Assignor.

           Effective on and as of the date hereof, each Assignor is hereby expressly and absolutely released from all of such Assignor's obligations arising under the Credit Agreement and each of the other Loan Documents arising as of the date of this Amendment, including, without limitation, such Assignor's obligations to make Advances as contemplated in the Credit Agreement. Borrowers and all Original Lenders hereby acknowledge and agree that other than as expressly set forth herein and in the related assignment documentation, the Assignors make no representation or warranty, express or implied, and assume no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement, the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, the other Loan Documents or any other document or instrument furnished pursuant thereto, the attachment, perfection or priority of any security interest or mortgage or the financial condition of the Borrowers or any other person primarily or secondarily liable of the Assigned Rights.

     10. YEAR 2000 COMPATIBILITY. Borrowers shall take all action reasonably necessary to assure that Borrowers' computer based systems will be able to operate and process data including dates on and after January 1, 2000 so that there will not be a material adverse effect on the business operations of Borrowers. At the request of Lender, Borrowers shall provide Agent with evidence reasonably acceptable to Lender of Borrowers' compliance with the preceding sentence no later than December 1, 1999. Attached hereto as Exhibit A is a Year 2000 Questionnaire for completion by Borrowers.

     11. NOTICES. Notwithstanding any provisions to the contrary contained in the other Loan Documents, all notices, requests and demands to or upon the Agent and any Borrower party to this Agreement, pursuant to any Loan Document, shall be deemed to have been given or made when delivered by hand, delivered by nationally recognized overnight courier service next Business Day delivery, delivered by telecopy (upon confirmation of receipt received on a Business Day), or three (3) Business Days after deposit in the U.S. mail, postage prepaid by registered or certified mail, return receipt requested, addressed as follows or to such other address as may be hereafter designated in writing by one party to the other:



                   [SPACE INTENTIONALLY LEFT BLANK]

     To Borrowers:    c/o Arvida/JMB Partners, L.P.
                      900 North Michigan Avenue
                      Chicago, Illinois 60611-1575
                      Attn: Mr. Stephen A. Lovelette
                      Telecopy No. (312) 915-2310

     with a copy to:  White & Case
                      200 South Biscayne Blvd., Suite 4900
                      Miami, Florida 33131
                      Attn: H. William Walker, Jr., Esq.
                      Telecopy No. (305) 358-5744

     and with a copy to:    Arvida Company
                      7900 Glades Road, 2nd Floor
                      Boca Raton, Florida 33434
                      Attn: John Baric, Esq.
                      Telecopy No. (561) 479-1227

     To Agent and           First Union National Bank
     Lender:          5581 West Oakland Park Blvd., 2nd Floor
                      Lauderhill, Florida 33313
                      Attn: Dana Hunter, Vice President
                      Telecopy No. (954) 467-4164

     with a copy to:  Peter D. Slavis, Esquire
                      Ruden, McClosky, Smith,
                      Schuster & Russell, P.A.
                      200 East Broward Boulevard
                      Fort Lauderdale, Florida 33301
                      Telecopy No. (954) 764-4996


     12. LIABILITY FOR DOCUMENTARY STAMPS AND INTANGIBLE TAXES. Borrowers agree to pay any and all documentary stamps and/or intangible taxes and all interest and penalties associated therewith which may be assessed on account of the transactions set forth in Paragraph 3 of this Amendment, if any. Borrowers shall pay such sums immediately upon receipt of notice of such amounts from Agent. In the event Borrowers fail to pay such sums, Agent may, at its option, pay such taxes and/or documentary stamps. Any such payment by Agent shall be added to the Obligations of Borrowers and shall bear interest from the date advanced to the date of
recovery at the Default Rate.   If Borrowers fail to pay any and all
documentary stamps and/or intangible taxes and any interest and penalties associated therewith which may be assessed on account of the transactions set forth in Paragraph 3 of this Amendment, it shall be deemed to be a default by Borrowers under the Loans hereof.

     13.   NO CHANGE IN PRIORITY.   The parties hereto intend that this
Amendment shall not disturb the existing priority of the Mortgages and other Loan Documents. The parties hereto further intend that this Amendment shall not constitute a novation and shall in no way adversely affect or impair the lien priority of the Mortgages and other Loan Documents. Borrowers agree to cooperate with Agent so that the interests of Lenders are fully protected and the intent of this Amendment can be effectuated.

     14. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF BORROWERS. Borrowers represent and warrant to Lender as follows:

          1. All representations and warranties of the Borrowers contained in this Amendment are true and correct.

          2. Borrowers have no intention of filing any petition or initiating any bankruptcy proceedings.

          3. Borrowers have not entered into this Amendment and the transactions contemplated hereby to provide preferential treatment to Agent or Lenders or any other creditor of Borrowers in anticipation of seeking relief under the federal or any state bankruptcy code or similar law, nor have Borrowers entered into this Amendment and the transactions contemplated hereby with the intent to hinder, delay or defraud any creditors of Borrowers.

          4. Each of the Borrowers has the full capacity, right, power and authority to execute, deliver and perform this Amendment and all documents to be executed by it pursuant hereto, and all formal requirements necessary or required by any statutes, laws, ordinances, codes, rules, regulations, orders, decrees, directives, partnership agreements, articles of incorporation, charters or by-laws to enter into this Amendment have been fully complied with. The individuals signing this Amendment and all other documents executed pursuant hereto on behalf of the Borrowers are duly authorized to sign the same on behalf of the Borrower. The provisions of this Amendment are and shall be legal, valid and binding upon and enforceable against the Borrowers in accordance with their respective terms.

          5. This Amendment shall not be construed more strictly against either party by virtue of the preparation hereof.

          6. Borrowers hereby agree to execute and deliver any and all documents as may be reasonably required by Agent at any time in order to carry out the terms of this Amendment and give effect thereto.

     15. CONFLICT AND RATIFICATION. The terms of this Amendment shall control in the event of a conflict between the provisions hereof and the provisions of the Credit Agreement. Except as specifically amended by this Amendment, the terms, covenants and conditions of the Credit Agreement are hereby ratified and confirmed by Borrowers and all Original Lenders and remain in full force and effect.

     16. COUNTERPARTS. This Amendment may be executed and delivered by one or more of the parties hereto on any number of separate counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

     17.   WAIVER OF JURY TRIAL

           BORROWERS AND ALL ORIGINAL LENDERS HEREBY KNOWINGLY,
VOLUNTARILY AND INTENTIONALLY WAIVE ANY AND ALL RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION (INCLUDING, BUT NOT LIMITED TO, ANY CLAIMS, CROSS-CLAIMS OR THIRD-PARTY CLAIMS) ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AMENDMENT TO CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREIN. BORROWERS HEREBY CERTIFY THAT NO REPRESENTATIVE OR AGENT OF THE LENDERS NOR THE LENDERS' COUNSEL HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE LENDERS WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. BORROWERS ACKNOWLEDGE THAT THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS PARAGRAPH.

     IN WITNESS WHEREOF, the parties have duly executed this Amendment to Credit Agreement the day and year first above written.



WITNESSES:            BORROWERS:

                      ARVIDA/JMB PARTNERS, L.P.,
Signature             a Delaware limited partnership
Printed Name          By:   ARVIDA/JMB MANAGERS, INC.,
                            a Delaware corporation,
                            its sole general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETTE
Printed Name                Stephen A. Lovelette, Vice President

                                                       [CORPORATE SEAL]

                            ARVIDA/JMB PARTNERS,
Signature                   a Florida general partnership

Printed Name          By:   ARVIDA/JMB MANAGERS, INC.,
                            a Delaware corporation, a general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETT
Printed Name                Stephen A. Lovelette, Vice President

                                  [CORPORATE SEAL]


                      ARVIDA GRAND BAY LIMITED PARTNERSHIP IV,
Signature             a Delaware limited partnership

Printed Name          By:   ARVIDA GRAND BAY MANAGERS, INC.,
                            a Delaware corporation,
                            its sole general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETTE
Printed Name                Stephen A. Lovelette, Vice President

                                  [CORPORATE SEAL]

                            THE AOK GROUP,
Signature                   a Florida general partnership

Printed Name          By:   ARVIDA/JMB PARTNERS, L.P.,
                            a Delaware limited partnership,
                            a general partner
Signature
                      By:   ARVIDA/JMB MANAGERS, INC.,
Printed Name                a Delaware corporation,
                            its sole general partner

                      By:   /S/ STEPHEN A. LOVELETTE
                            Stephen A. Lovelette, Vice President

                                  [CORPORATE SEAL]


                      By:   ARVIDA/JMB PARTNERS,
Signature                   a Florida general partnership,
                            a general partner

Printed Name          By:   ARVIDA/JMB MANAGERS, INC.,
                            a Delaware corporation,
                            a general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETTE
Printed Name                Stephen A. Lovelette, Vice President

                                  [CORPORATE SEAL]

                            METRODRAMA JOINT VENTURE,
Signature                   a Florida general partnership

Printed Name          By:   ARVIDA/JMB PARTNERS, L.P.,
                            a Delaware limited partnership,
                            a general partner
Signature
                      By:   ARVIDA/JMB MANAGERS, INC.,
Printed Name                a Delaware corporation,
                            its sole general partner

                      By:   /S/ STEPHEN A. LOVELETTE
                            Stephen A. Lovelette, Vice President

                                  [CORPORATE SEAL]

                      By:   ARVIDA/JMB PARTNERS,
Signature                   a Florida general partnership,
                            a general partner

Printed Name          By:   ARVIDA/JMB MANAGERS, INC.,
                            a Delaware corporation, a general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETTE
Printed Name                Stephen A. Lovelette, Vice President

                                       [CORPORATE SEAL]

                            SOUTHEAST FLORIDA HOLDINGS, INC.,
Signature                   an Illinois corporation

Printed Name          By:   /S/ STEPHEN A. LOVELETTE
                            Stephen A. Lovelette, Vice President
Signature
                                  [CORPORATE SEAL]
Printed Name


                            GULF AND PACIFIC COMMUNICATIONS LIMITED,
Signature                   PARTNERSHIP, a Delaware limited partnership

Printed Name          By:   PACIFIC PROPERTIES, INC.,
                            an Illinois corporation,
                            its sole general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETTE
Printed Name                Stephen A. Lovelette, Vice President

                                  [CORPORATE SEAL]

                            WESTON HILLS COUNTRY CLUB LIMITED
Signature                   PARTNERSHIP, a Delaware limited partnership

Printed Name          By:   WHCC, INC.,
                            an Illinois corporation, its general partner
Signature
                      By:   /S/ STEPHEN A. LOVELETTE
Printed Name                Stephen A. Lovelette, Vice President

                                                       [CORPORATE SEAL]
                      SUCCESSOR AGENT:

                      FIRST UNION NATIONAL BANK,
                      a national banking association


                      By:
                      Printed Name:
                      Title:
Printed Name

Signature

Printed Name


                      RESIGNING AGENT:

                      BARNETT BANK, N.A., a national banking association


                      By:
Signature             Printed Name:
                      Title:
Printed Name

Signature

Printed Name


                      LENDERS:

                      FIRST UNION NATIONAL BANK,
                      a national banking association


                              By:
Signature             Printed Name:
                      Title:
Printed Name


                      BARNETT BANK, N.A., a national banking
                      association


                      By:
                      Name:
                      Title:


                      BANKBOSTON, N.A., a national banking association


                      By:
                      Name:
                      Title:


                      BANK UNITED, a federal savings bank


                      By:
                      Name:
                      Title:

                        REVISED SCHEDULE 1.1.25


                           Committed Shares



First Union National Bank:  61.6216216%
Bank United:                38.3783783%

Return to:  (enclose self-addressed stamped envelope)
ASSIGNMENT OF MORTGAGE FROM CORPORATION


Name:    Deborah L. Fechik
Address:
     P.O. Box 1900
     Fort Lauderdale, Florida  33302

This Instrument Prepared by:   Peter D. Slavis, Esq.

Address:
     Ruden, McClosky, Smith,
     Schuster & Russell, P.A.
     200 East Broward Boulevard
     15th Floor
     Fort Lauderdale, Florida 33301

                   ABSOLUTE ASSIGNMENT  OF MORTGAGES
                          AND OTHER DOCUMENTS

           BANKBOSTON, N.A., a national banking association, having an address of 115 Perimeter Center Place, NE, Suite 500, Atlanta, Georgia 30346 (hereinafter called the "Assignor"), for the consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer and set over without recourse unto and in favor of FIRST UNION NATIONAL BANK, a national banking association, its successors and assigns, having an address of 5581 West Oakland Park Boulevard, 2nd Floor, Lauderhill, Florida 33313 (hereinafter called the "Assignee") (as Successor Agent for the "Lenders" identified in the Amendment to Credit Agreement dated on or about even date hereof), all of the rights, title and interest of the Assignor in and to the following:

           (a) All those certain Mortgage and Security Agreements more particularly described on Exhibit AA attached hereto and made a part hereof;

           (b) All those certain Assignments of Rents and Leases more particularly described on Exhibit AB attached hereto and made a part hereof;

           (c) All those certain UCC-1 Financing Statements more particularly described on Exhibit AC attached hereto and made a part hereof;

           (d) Concurrently with the execution of this Absolute Assignment of Mortgages and Other Documents, Assignor has endorsed, without recourse and without representation or warranty except as may be specifically provided herein, to Assignee that certain Term Loan Promissory
Note in the original principal amount of $11,250,000, that certain Line of Credit Promissory Note in the original principal amount of $3,000,000 and that certain Demand Note Letter of Credit Line Promissory Note in the original principal amount of $750,000, all dated July 31, 1997 (collectively "Notes") and the monies due and to become due thereunder, with interest from the1st day of September, 1998.

           TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

           1.    REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR.

           (a)   This Absolute Assignment of Mortgages and Other
Documents ("Assignment") is being made without recourse, and except as to Assignor's Estoppel Certificate dated on or about even date hereof in favor of Assignee and except in Paragraph 1(b) below, without representation or warranty of any kind, including, but not limited to, the enforceability or collectibility of the Notes and Mortgage.

     (b) The Assignor hereby represents and warrants to the Assignee that: (i) the Assignor has full legal right, power and authority to execute and deliver this Assignment and to consummate all of the transaction contemplated herein; (ii) this Assignment constitutes the authorized, valid and legally binding obligation of the Assignor enforceable in accordance with its terms; (iii) the person who has executed this Assignment is fully and lawfully authorized and empowered to cause the Assignor to enter into and consummate this Assignment; and (iv) no further consent, approval, authorization or order of Assignor is required to consummate the transactions contemplated by this Assignment.

     2.    FURTHER ASSURANCES

     The Assignor, for itself and its successors and assigns, further covenants and agrees that it will, at any time and from time to time after the date hereof upon the written request of the Assignee, execute and deliver such further instruments of conveyance, transfer, notice, consent or otherwise and take such other action as may reasonably be required or advisable to evidence, or give effect to, the rights granted to the Assignee pursuant to this Assignment and to effectively convey, transfer and vest in the Assignee full and complete title in the Mortgages and Other Loan Documents.

     3.    SUCCESSORS; NO ORAL MODIFICATION

     This Assignment shall inure to the benefit of the Assignee and each of its successors and assigns and is binding upon the Assignor and each of its respective successors or assigns and may not be modified or terminated except by a written agreement signed by the parties hereto.

     4.    GOVERNING LAW; PREVAILING PARTY

     This Assignment shall be governed by, and construed in accordance with, the laws of the State of Florida. In the event that any litigation arises out of the execution and implementation of this Assignment, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees, at all levels of legal proceedings.

     5.    PARTIAL INVALIDITY

     If part of this Assignment is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such part shall be inapplicable and deemed omitted to the extent contrary, prohibited or invalid, but the remainder of this Assignment shall not be invalidated thereby and shall be given effect so far as is possible.

     IN WITNESS WHEREOF,   the Assignor has hereunto set its hand and seal
effective as of the 1st day of September, 1998.

Signed, sealed and delivered
in the presence of :        BANKBOSTON, N.A., a national banking
association


                              By:
Signature
                              Title:
Print Name
                      (CORPORATE SEAL)

Signature

Print Name

STATE OF FLORIDA )
                 )    ss:
COUNTY OF        )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by

                           , the                 of BANKBOSTON, N.A., a
national banking association, freely and voluntarily under authority duly vested in him/her by said BankBoston, N.A. and that the seal affixed thereto is the true corporate seal of said BankBoston, N.A. He/She is
personally known to me or who has produced                             as
identification.

     WITNESS my hand and official seal in the County and State last
aforesaid this       day of             , 1998 .





                      Notary Public




                      Typed, printed or stamped name of Notary Public My Commission Expires:

                               EXHIBIT A

                   Mortgage and Security Agreements

     1. Mortgage and Security Agreement recorded on August 4, 1997, in the Public Records of Broward County, Florida, in Official Records Book 26802, Page 888.

     2. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Palm Beach County, Florida, in Official Records Book 9922, Page 111.

     3. Mortgage and Security Agreement recorded on August 6, 1997, in the Public Records of Marion County, Florida, in Official Records Book 2395, Page 1799.

     4. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Sarasota County, Florida, in Official Records Book 2999, Page 123.

     5. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Duval County, Florida, in Official Records Book 8690, Page 1239.

     6. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of St. Johns County, Florida, in Official Records Book 1255, Page 1534.

     7. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Hillsborough County, Florida, in Official Records Book 8663, Page 1655.

                               EXHIBIT B

                    Assignment of Rents and Leases

     1. Assignment of Rents and Leases recorded on August 4, 1997, in the Public Records of Broward County, Florida, in Official Records Book 26803, Page 1.

     2. Assignment of Rents and Leases recorded on September 5, 1997, in the Public Records of Palm Beach County, Florida, in Official Records Book 9973, Page 16.

     3. Assignment of Rents and Leases recorded on August 6, 1997, in the Public Records of Marion County, Florida, in Official Records Book 2396, Page 1.

     4. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of Sarasota County, Florida, in Official Records Book 2999, Page 284.

     5. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of Duval County, Florida, in Official Records Book 8690, Page 1400.

     6. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of St. Johns County, Florida, in Official Records Book 1255, Page 1695.

     7. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of Hillsborough County, Florida, in Official Records Book 8663, Page 1816.

                               EXHIBIT C

                      UCC-1 Financing Statements

     1. UCC-1 Financing Statement filed with the Public Records of Broward County, Florida, in Official Records Book 26803, Page 152.

     2. UCC-1 Financing Statement filed with the Public Records of Palm Beach County, Florida, in Official Records Book 9922, Page 404.

     3. UCC-1 Financing Statement filed with the Public Records of Marion County, Florida, in Official Records Book 2396, Page 152.

     4. UCC-1 Financing Statement recorded in the Public Records of Sarasota County, Florida, in Official Records Book 3010, Page 1877.

     5. UCC-1 Financing Statement filed with the Public Records of Duval County, Florida, in Official Records Book 8690, Page 1551.

     6. UCC-1 Financing Statement filed with the Public Records of St. Johns County, Florida, in Official Records Book 1255, Page 1846.

     7. UCC-1 Financing Statement filed with the Public Records of Hillsborough County, Florida, in Official Records Book 8663, Page 1967.

Return to:  (enclose self-addressed stamped envelope)
ASSIGNMENT OF MORTGAGE FROM CORPORATION


Name:   Deborah L. Fechik

Address:
     P.O. Box 1900
     Fort Lauderdale, Florida  33302

This Instrument Prepared by:   Peter D. Slavis, Esq.

Address:
     Ruden, McClosky, Smith,
     Schuster & Russell, P.A.
     200 East Broward Boulevard
     15th Floor
     Fort Lauderdale, Florida 33301

                   ABSOLUTE ASSIGNMENT  OF MORTGAGES
                          AND OTHER DOCUMENTS

           BARNETT BANK, N.A., a national banking association, as a Lender and as Resigning Agent, having an address of One East Broward Boulevard, Fort Lauderdale, Florida 33301 (hereinafter called the "Assignor"), for the consideration of TEN DOLLARS ($10.00) and other good and valuable consideration, receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer and set over without recourse unto and in favor of FIRST UNION NATIONAL BANK, a national banking association, its successors and assigns, having an address of 5581 West Oakland Park Boulevard, 2nd Floor, Lauderhill, Florida 33313 (hereinafter called the "Assignee") (as Successor Agent for the "Lenders" identified in the Amendment to Credit Agreement dated on or about even date hereof), all of the rights, title and interest of the Assignor in and to the following:

           (a) All those certain Mortgage and Security Agreements more particularly described on Exhibit AA attached hereto and made a part hereof;

           (b) All those certain Assignments of Rents and Leases more particularly described on Exhibit AB attached hereto and made a part hereof;

           (c) All those certain UCC-1 Financing Statements more particularly described on Exhibit AC attached hereto and made a part hereof;

           (d) All rights, title and interests of Assignor as "Agent" under the Mortgages and Security Agreements identified on Exhibit AA hereto, under the Assignments of Rents and Leases identified on Exhibit AB hereto, under the UCC-1 Financing Statements identified on Exhibit AC hereto, and under that certain SWAP Agreement as described in the Mortgages and Security Agreements. The Mortgage and Security Agreements and the other loan documents described on Exhibit AA, Exhibit AB and Exhibit AC are referred to hereafter as "Mortgages and Other Loan Documents."
Concurrently with the execution of this Absolute Assignment of Mortgages and Other Documents, Assignor has endorsed, without recourse and without representation or warranty except as may be specifically provided herein, to Assignee that certain Term Loan Promissory Note in the original principal amount of $28,125,000, that certain Line of Credit Promissory
Note in the original principal amount of $7,500,000 and that certain Demand Note Letter of Credit Line Promissory Note in the original principal amount of $1,875,000, all dated July 31, 1997 (collectively "Notes") and the monies due and to become due thereunder, with interest from the 1st day of September, 1998.

           TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

           1.    REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR.

           (a)   This Absolute Assignment of Mortgages and Other
Documents ("Assignment") is being made without recourse, and except as to Assignor's Estoppel Certificate dated on or about even date hereof in favor of Assignee and except in Paragraph 1(b) below, without representation or warranty of any kind, including, but not limited to, the enforceability or collectibility of the Notes and Mortgage.

     (b) The Assignor hereby represents and warrants to the Assignee that: (i) the Assignor has full legal right, power and authority to execute and deliver this Assignment and to consummate all of the transaction contemplated herein; (ii) this Assignment constitutes the authorized, valid and legally binding obligation of the Assignor enforceable in accordance with its terms; (iii) the person who has executed this Assignment is fully and lawfully authorized and empowered to cause the Assignor to enter into and consummate this Assignment; and (iv) no further consent, approval, authorization or order of Assignor is required to consummate the transactions contemplated by this Assignment.

     2.    FURTHER ASSURANCES

     The Assignor, for itself and its successors and assigns, further covenants and agrees that it will, at any time and from time to time after the date hereof upon the written request of the Assignee, execute and deliver such further instruments of conveyance, transfer, notice, consent or otherwise and take such other action as may reasonably be required or advisable to evidence, or give effect to, the rights granted to the Assignee pursuant to this Assignment and to effectively convey, transfer and vest in the Assignee full and complete title in the Mortgages and Other Loan Documents.

     3.    SUCCESSORS; NO ORAL MODIFICATION

     This Assignment shall inure to the benefit of the Assignee and each of its successors and assigns and is binding upon the Assignor and each of its respective successors or assigns and may not be modified or terminated except by a written agreement signed by the parties hereto.

     4.    GOVERNING LAW; PREVAILING PARTY

     This Assignment shall be governed by, and construed in accordance with, the laws of the State of Florida. In the event that any litigation arises out of the execution and implementation of this Assignment, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees, at all levels of legal proceedings.

     5.    PARTIAL INVALIDITY

     If part of this Assignment is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such part shall be inapplicable and deemed omitted to the extent contrary, prohibited or invalid, but the remainder of this Assignment shall not be invalidated thereby and shall be given effect so far as is possible.

     IN WITNESS WHEREOF,   the Assignor has hereunto set its hand and seal
effective as of the 1st day of September, 1998.

Signed, sealed and delivered
in the presence of :        BARNETT BANK, N.A.,
                            a national banking association

                            By:
Signature
                            Title:
Print Name
                                  (CORPORATE SEAL)

Signature

Print Name


STATE OF FLORIDA )
                 )  ss:
COUNTY OF        )

     I HEREBY CERTIFY that on this day, before me, an officer duly authorized in the State aforesaid and in the County aforesaid to take acknowledgments, the foregoing instrument was acknowledged before me by

                           , the                 of BARNETT BANK, N.A., a
national banking association, freely and voluntarily under authority duly vested in him/her by said Barnett Bank, N.A. and that the seal affixed thereto is the true corporate seal of said Barnett Bank, N.A. He/She is
personally known to me or who has produced                             as
identification.

     WITNESS my hand and official seal in the County and State last
aforesaid this       day of             , 1998 .




                      Notary Public



                      Typed, printed or stamped name of Notary Public My Commission Expires:

                               EXHIBIT A

                   Mortgage and Security Agreements

     1. Mortgage and Security Agreement recorded on August 4, 1997, in the Public Records of Broward County, Florida, in Official Records Book 26802, Page 888.

     2. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Palm Beach County, Florida, in Official Records Book 9922, Page 111.

     3. Mortgage and Security Agreement recorded on August 6, 1997, in the Public Records of Marion County, Florida, in Official Records Book 2395, Page 1799.

     4. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Sarasota County, Florida, in Official Records Book 2999, Page 123.

     5. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Duval County, Florida, in Official Records Book 8690, Page 1239.

     6. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of St. Johns County, Florida, in Official Records Book 1255, Page 1534.

     7. Mortgage and Security Agreement recorded on August 5, 1997, in the Public Records of Hillsborough County, Florida, in Official Records Book 8663, Page 1655.

                               EXHIBIT B

                    Assignment of Rents and Leases

     1. Assignment of Rents and Leases recorded on August 4, 1997, in the Public Records of Broward County, Florida, in Official Records Book 26803, Page 1.

     2. Assignment of Rents and Leases recorded on September 5, 1997, in the Public Records of Palm Beach County, Florida, in Official Records Book 9973, Page 16.

     3. Assignment of Rents and Leases recorded on August 6, 1997, in the Public Records of Marion County, Florida, in Official Records Book 2396, Page 1.

     4. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of Sarasota County, Florida, in Official Records Book 2999, Page 284.

     5. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of Duval County, Florida, in Official Records Book 8690, Page 1400.

     6. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of St. Johns County, Florida, in Official Records Book 1255, Page 1695.

     7. Assignment of Rents and Leases recorded on August 5, 1997, in the Public Records of Hillsborough County, Florida, in Official Records Book 8663, Page 1816.

                               EXHIBIT C

                      UCC-1 Financing Statements

     1. UCC-1 Financing Statement filed with the Public Records of Broward County, Florida, in Official Records Book 26803, Page 152.

     2. UCC-1 Financing Statement filed with the Public Records of Palm Beach County, Florida, in Official Records Book 9922, Page 404.

     3. UCC-1 Financing Statement filed with the Public Records of Marion County, Florida, in Official Records Book 2396, Page 152.

     4. UCC-1 Financing Statement recorded in the Public Records of Sarasota County, Florida, in Official Records Book 3010, Page 1877.

     5. UCC-1 Financing Statement filed with the Public Records of Duval County, Florida, in Official Records Book 8690, Page 1551.

     6. UCC-1 Financing Statement filed with the Public Records of St. Johns County, Florida, in Official Records Book 1255, Page 1846.

     7. UCC-1 Financing Statement filed with the Public Records of Hillsborough County, Florida, in Official Records Book 8663, Page 1967.

SPACE ABOVE LINE FOR RECORDER'S USE

Please record and return to:           CROSS-REFERENCES:

Peter D. Slavis, Esq.
Ruden, McClosky, Smith            Deed to Secure Debt and Security
Agreement
Schuster & Russell, P.A.          recorded in Deed Book 9559, Page 124,
200 East Broward Boulevard        Dekalb County, Georgia Records
15th Floor
Ft. Lauderdale, FL 33301          Assignment of Rents and Leases,
recorded
                                  in Deed Book 9559, Page 275, aforesaid
                                  records

                                  UCC-2 Notice Filing for Real Estate
Related
                                  Collateral, recorded in Deed Book 9559,
                                  Page 416, aforesaid records


ABSOLUTE ASSIGNMENT OF
DEED TO SECURE DEBT AND OTHER DOCUMENTS

     BARNETT BANK, N.A. as Resigning Agent and as a Lender, a national banking association, having an address of One East Broward Boulevard, Ft. Lauderdale, Florida 33301 (hereinafter called the "Assignor"), for the consideration of TEN AND NO/100 DOLLARS ($10.00) and other good and valuable consideration, the receipt of which is hereby acknowledged, does hereby grant, bargain, sell, assign, transfer and set over without recourse unto and in favor of FIRST UNION NATIONAL BANK, a national banking association, its successors and assigns, having an address of 5581 West Oakland Park Boulevard, 2nd Floor, Lauderhill, Florida 33313 (hereinafter called the "Assignee"), (As Successor Agent for the "Lenders" identified in the Amendment to the Credit Agreement dated on or about even date hereof), all of the rights, title and interest of the Assignor in and to the following:

     (a) That certain Deed to Secure Debt and Security Agreement, more particularly described on Exhibit AA attached hereto and made a part hereof (the "Security Deed");

     (b) That certain Assignment of Rents and Leases, more particularly described on Exhibit AB attached hereto and made a part hereof;

     (c) Those certain UCC-1 Financing Statements, more particularly described on Exhibit AC attached hereto and made a part hereof; and

     (d) That certain UCC-2 Notice Filing for Real Estate Related Collateral, more particularly described on Exhibit AD attached hereto and made a part hereof; and

     (e) Concurrently with the execution of this Absolute Assignment of Deed to Secure Debt and Other Documents, Assignor has endorsed, without recourse, to Assignee that certain Term Loan Promissory Note in the original principal amount of $28,125,000, that certain Line of Credit Promissory Note in the original principal amount of $7,500,000 and that certain Demand Note Letter of Credit Line Promissory Note in the original principal amount of $1,875,000, all dated July 31, 1997 (collectively, the "Notes") and the monies due and to become due thereunder.

TO HAVE AND TO HOLD the same unto Assignee, its successors and assigns forever.

1.   REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

     (a) This Absolute Assignment of Deed to Secure Debt and Other Documents (this "Assignment") is being made without recourse, and except as to Assignor's Estoppel Certificate dated on or about even date hereof in favor of Assignee and except in Paragraph 1(b) below, without representation or warranty of any kind, including, but not limited to, the enforceability or collectibility of the Notes and Security Deed.

     (b) The Assignor hereby represents and warrants to the Assignee that: (ij) the Assignor has full legal right, power and authority to execute and deliver this Assignment and to consummate all of the transactions contemplated herein; (ii) this Assignment constitutes the authorized, valid and legally binding obligation of the Assignor enforceable in accordance with its terms; (iii) that the person who has executed this Assignment is fully and lawfully authorized and empowered to cause the Assignor to enter into and consummate this Assignment; and (iv) no further consent, approval, authorization or order of Assignor is required to consummate the transactions contemplated by this Assignment.

2.   FURTHER ASSURANCES

The Assignor, for itself and its successors and assigns, further covenants and agrees that it will, at any time and from time to time after the date hereof upon the written request of the Assignee, execute and deliver such further instruments of conveyance, transfer, notice, consent or otherwise and take such other action as may reasonably be required or advisable to evidence, or give effect to, the rights granted to the Assignee pursuant to this Assignment and to effectively convey, transfer and vest in the Assignee full and complete title in the Security Deed and Other Loan Documents.

3.   SUCCESSORS; NO ORAL MODIFICATION

This Assignment shall inure to the benefit of the Assignee and each of its successors and assigns and is binding upon the Assignor and each of its respective successors or assigns and may not be modified or terminated except by a written agreement signed by the parties hereto.

4.   GOVERNING LAW; PREVAILING PARTY

This Assignment shall be governed by, and construed in accordance with, the laws of the State of Georgia. In the event that any litigation arises out of the execution and implementation of this Assignment, the prevailing party shall be entitled to recover all costs incurred, including reasonable attorneys' fees, at all levels of legal proceedings.

5.   PARTIAL INVALIDITY

If part of this Assignment is contrary to, prohibited by or deemed invalid under applicable laws or regulations, such part shall be inapplicable and deemed omitted to the extent contrary, prohibited or invalid, but the remainder of this Assignment shall not be invalidated thereby and shall be given effect so far as is possible.

     IN WITNESS WHEREOF, the Assignor has hereunto set its hand and seal as of the 1st day of September 1998.

Signed, sealed and delivered      BARNETT BANK, N.A.,
in the presence of:               as Resigning Agent and as a Lender,
                                  a national banking association,


                                  By:
Unofficial Witness                Title:



[BANK SEAL]
Notary Public

My Commission Expires:


     [NOTARY SEAL]